GE Healthcare to Acquire Vital Signs, Inc., Expanding GE's Monitoring, Anesthesia and Respiratory Care Offerings

CHALFONT ST. GILES, England & TOTOWA, N.J., Jul 24, 2008 (BUSINESS WIRE) -- GE Healthcare, a unit of General Electric Company (NYSE:GE), and Vital Signs, Inc. (NASDAQ:VITL) announced today that they have entered into a definitive merger agreement for GE to acquire Vital Signs. Under the terms of the agreement, shareholders of Vital Signs will receive $74.50 per share in cash for each Vital Signs share they own.

Vital Signs is a global provider of medical products applicable to a wide range of care areas such as anesthesia, respiratory, sleep therapy and emergency medicine. Vital Signs has a broad product offering of innovative single-patient use products which offer significant cost advantages and improved patient care features, including reducing the potential of transmitting infections from one patient to another. Vital Signs will become part of GE Healthcare's Clinical Systems business, a world-class provider of advanced technologies for patient monitoring, anesthesia delivery and acute respiratory care. The strong strategic fit between the two businesses will offer substantial customer benefits through complementary product and service offerings.

"This acquisition is consistent with GE's strategy to invest in high-technology, innovative businesses that deliver top-line growth, earnings expansion and expanded margins," said John Dineen, President and CEO of GE Healthcare. "Vital Signs has consistently grown at double-digit rates while generating strong operating margins. Its products are a great complement to our existing anesthesia, monitoring and respiratory offerings."

Commenting on the acquisition, Terry Wall, CEO of Vital Signs said, "This is a tremendous opportunity for us to further develop the Vital Signs business. We are proud of our innovative single patient use technologies and the contribution they have made to reduce patient mortality through limiting hospital acquired infections. By joining GE Healthcare, we see a huge opportunity to bring these products to many more hospitals and improve the care and health of patients worldwide."

Omar Ishrak, President and CEO of GE Healthcare's Clinical Systems business commented, "Vital Signs has an outstanding track record as a product innovator, with a well-earned reputation for supplying quality products. Vital Signs' product offerings are highly complementary with our Clinical Systems business. We believe that combining the skills and knowledge of the two companies will create significant added value for our customers, bringing new technologies to healthcare professionals worldwide. Clinical Systems is a key area of growth for GE Healthcare and expanding our skill base and product offering in this area supports our vision of helping clinicians and nurses deliver the best possible care to their patients."

The transaction, which is subject to Vital Signs' shareholder and regulatory approvals, as well as other customary conditions, is expected to close in the 4th calendar quarter of 2008. The Boards of Directors of GE and Vital Signs have approved the transaction. The Board of Directors of Vital Signs has unanimously recommended the approval of the transaction by Vital Signs shareholders. The transaction values Vital Signs at approximately $860 million, net of Vital Signs cash and investments as of March 31, 2008. Shareholders holding approximately 37% of Vital Signs' outstanding common stock have agreed, among other things, to vote their shares in favor of the proposed transaction.

ABOUT GE HEALTHCARE:

GE Healthcare provides transformational medical technologies and services that are shaping a new age of patient care. Our expertise in medical imaging and information technologies, medical diagnostics, patient monitoring systems, performance improvement, drug discovery, and biopharmaceutical manufacturing technologies is helping clinicians around the world re-imagine new ways to predict, diagnose, inform, treat and monitor disease, so patients can live their lives to the fullest.

GE Healthcare's broad range of products and services enable healthcare providers to better diagnose and treat cancer, heart disease, neurological diseases and other conditions earlier. Our vision for the future is to enable a new "early health" model of care focused on earlier diagnosis, pre-symptomatic disease detection and disease prevention. Headquartered in the United Kingdom, GE Healthcare is a $17 billion unit of General Electric Company (NYSE: GE). Worldwide, GE Healthcare employs more than 46,000 people committed to serving healthcare professionals and their patients in more than 100 countries. For more information about GE Healthcare, visit our website at www.gehealthcare.com.

ABOUT VITAL SIGNS INC.

Vital Signs, Inc. and its subsidiaries design, manufacture, and market primarily single-patient-use medical products for the anesthesia and respiratory/critical care markets. Vital Signs also provides devices and services for the diagnosis and treatment of obstructive sleep apnea. Vital Signs is ISO 13485 certified and has CE Mark approval for its products. In 2007, Forbes Magazine named Vital Signs, Inc. as one of the "200 Best Small Companies in America" based on financial criteria.

FORWARD LOOKING STATEMENTS

Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. The potential risks and uncertainties include, among others, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to receive other required regulatory approvals, general economic conditions, industry specific conditions and the possibility that Vital Signs may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Vital Signs' 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, Vital Signs will file a proxy statement and other relevant materials with the Securities and Exchange Commission (the "SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. Investors and shareholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Vital Signs' shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the company at 20 Campus Road, Totowa, New Jersey, 07512 or by telephone to 973-790-1330. Vital Signs and its directors and officers may be deemed to be participants in the solicitation of proxies from Vital Signs' shareholders with respect to the merger. Information about Vital Signs' directors and officers and their ownership of Vital Signs common stock is set forth in the Vital Signs proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the proposed merger when it becomes available.

SOURCE: GE Healthcare

GE Healthcare Brian McKaig 414-721-2407 414-477-6522 brian.mckaig@ge.com or GE Healthcare Dr Val Jones +44 7917 175 192 +44 1494 498052 val.jones@ge.com or Vital Signs, Inc. Doug Wall (973) 790-1330 DouglasWall@vital-signs.com http://www.vital-signs.com